Company Number: 3419618

The Companies Acts 1985 to 1989

PRIVATE COMPANY LIMITED BY SHARES

      ___________________________________________________________________

                                   MEMORANDUM
                                  AND ARTICLES
                                 OF ASSOCIATION

                     Cinergy Global Power Services Limited*

                    Incorporated on 14th day of August, 1997

      ___________________________________________________________________

* The  name  of  the  Company  was  changed  from  (1)  Funjust  Limited  to MPI
International Limited recorded by Certificate of Incorporation on Change of Name dated 22  September  1997,  and from (2) MPI  International  Limited  to Cinergy
Global Power Services Limited recorded by Certificate of Incorporation on Change of Name dated 1 May 1998.

THE COMPANIES ACTS 1985 to 1989

PRIVATE COMPANY LIMITED BY SHARES

MEMORANDUM OF ASSOCIATION OF

Cinergy Global Power Services Limited*

1.       The Company's name is "Cinergy Global Power Services Limited".*

2.       The Company's registered office is to be situated in England and Wales.

3.       The Company's objects are:-

(a)(i) To carry on the business of a holding company in all its branches, and to acquire  by  purchase,  lease,  concession,  grant,  licence or  otherwise  such businesses,  options, rights, privileges, lands, buildings, leases, underleases, stocks, shares,  debentures,  debenture stock, bonds,  obligations,  securities, reversionary interests,  annuities, policies of assurance and other property and rights and  interests in property as the Company shall deem fit and generally to hold,  manage,  develop,  lease, sell or dispose of the same; and to vary any of the investments of the Company,  to act as trustees of any deeds constituting or securing any debentures,  debenture stock or other securities or obligations; to enter  into,  assist,  or  participate  in  financial,  commercial,  mercantile,
industrial  and  other  transactions,   undertakings  and  businesses  of  every
description,  and to establish,  carry on,  develop and extend the same or sell, dispose of or otherwise turn the same to account,  and to co-ordinate the policy and  administration  of any companies of which this Company is a member or which are in any manner controlled by, or connected with the Company,  and to carry on all or any of the businesses of  capitalists,  trustees,  financiers,  financial agents,  company  promoters,  bill  discounters,  insurance  brokers and agents, mortgage brokers, rent and debt collectors,  stock and share brokers and dealers and commission and general  agents,  merchants and traders;  and to manufacture, buy, sell, maintain,  repair and deal in plant,  machinery,  tools, articles and
things  of  all  kinds   capable  of  being  used  for  the   purposes   of  the
above-mentioned businesses or any of them, or likely to be required by customers of or persons having dealings with the Company.

     (ii) To provide  persons or firms  carrying  on any  profession,  business, trade or occupation  with  accounting,  secretarial  and office services and all staff, premises,  office furniture and equipment,  office cleaning,  repairs and decorations,  lighting,  heating,  telephone service,  cars,  transport,  books, periodicals,  reports,  photoprinting,  general  printing and stationery and all such  services  as may  from  time to  time be  required  for  the  conduct  and management of such profession,  business,  trade or occupation;  and to carry on all or any of the businesses of secretaries,  registrars,  nominee shareholders, investment holders,  general managers,  administrators,  advisers,  accountants,
book-keepers,  agents,  representatives,  costing  investigators,   negotiators,
intermediaries,   business  and  efficiency  experts,  estimators,   advertising
managers,  building society agents, insurance agents, estate agents and property managers,  valuers, printers,  publishers,  and stationers,  providers of office accommodation,  and of all kinds of commercial  intelligence and services,  hire purchase and general  financiers,  company promoters and underwriters of capital issues,  dealers in stocks  and  shares,  tourist  agents,  social and  business organisers,  and dealers and contractors in and makers,  importers and exporters of all kinds of goods and merchandise;  and to institute,  enter into, carry on, assist and  participate  in  financial,  promoting,  dealing and other  business works, contracts or operations of all kinds, to invest or procure the investment in, and to deal and  operate in and with  rights,  securities,  stocks,  shares,
debentures,   bonds,  articles  and  things  of  all  kinds;  and  to  undertake secretarial  work and to supply or lend assistance or accommodation to or do any act or thing for companies,  professional or business men or otherwise upon such terms as may be thought fit.

     (iii) To carry on any other  trade or  business  whatever  which can in the opinion of the Board of Directors  be  advantageously  carried on in  connection with or ancillary to any of the businesses of the Company.

     (b) To  purchase or by any other means  acquire and take  options  over any property  whatever,  and any rights or privileges of any kind over or in respect of any property.

     (c) To apply  for,  register,  purchase,  or by  other  means  acquire  and protect,  prolong  and renew,  whether in the United  Kingdom or  elsewhere  any patents, patent rights, brevets d'invention,  licences, secret processes,  trade marks, designs,  protections and concessions and to disclaim, alter, modify, use and turn to account and to manufacture  under or grant licences or privileges in respect of the same,  and to expend  money in  experimenting  upon,  testing and improving  any  patents,  inventions  or rights which the Company may acquire or propose to acquire.

     (d) To  acquire  or  undertake  the  whole  or any  part  of the  business, goodwill, and assets of any person, firm, or company carrying on or proposing to carry on any of the  businesses  which the Company is authorised to carry on and as part of the consideration for such acquisition to undertake all or any of the liabilities  of such  person,  firm or company,  or to acquire an  interest  in, amalgamate  with, or enter into  partnership or into any arrangement for sharing profits,  or for  co-operation,  or for mutual  assistance with any such person, firm or company, or for subsidising or otherwise assisting any such person, firm or company,  and to give or accept,  by way of consideration for any of the acts or things  aforesaid or property  acquired,  any shares,  debentures,  debenture stock or securities  that may be agreed upon,  and to hold and retain,  or sell, mortgage and deal with any shares, debentures,  debenture stock or securities so received.

     (e) To improve, manage, construct,  repair, develop, exchange, let on lease or  otherwise,  mortgage,  charge,  sell,  dispose of,  turn to  account,  grant licences,  options,  rights and privileges in respect of, or otherwise deal with all or any part of the property and rights of the Company.

     (f) To invest  and deal  with the  moneys of the  Company  not  immediately required  in such manner as may from time to time be  determined  and to hold or otherwise deal with any investments made.

     (g) To lend and  advance  money or give  credit  on any  terms  and with or without security to any person,  firm or company (including without prejudice to the  generality  of the  foregoing  any holding  company,  subsidiary  or fellow subsidiary of, or any other company associated in any way with, the Company), to enter into  guarantees,  contracts of indemnity and suretyships of all kinds, to receive  money on deposit or loan upon any terms,  and to secure or guarantee in any manner and upon any terms the payment of any sum of money or the performance of any obligation by any person, firm or company (including without prejudice to the  generality of the foregoing any such holding  company,  subsidiary,  fellow subsidiary or associated company as aforesaid).

     (h) To borrow and raise money in any manner and to secure the  repayment of any money borrowed, raised or owing by mortgage, charge, standard security, lien or other security upon the whole or any part of the Company's property or assets
(whether  present or future),  including  its  uncalled  capital,  and also by a similar  mortgage,  charge,  standard  security,  lien or security to secure and guarantee the  performance  by the Company of any obligation or liability it may undertake or which may become binding on it.

     (i) To draw, make, accept, endorse, discount,  negotiate, execute and issue cheques,  bills  of  exchange,  promissory  notes,  bills of  lading,  warrants, debentures, and other negotiable or transferable instruments.

     (j) To apply for,  promote,  and obtain any Act of  Parliament,  order,  or licence of the  Department of Trade or other  authority for enabling the Company to carry any of its objects into effect,  or for effecting any  modification  of the Company's  constitution,  or for any other purpose which may seem calculated directly or  indirectly to promote the  Company's  interests,  and to oppose any proceedings or applications which may seem calculated  directly or indirectly to prejudice the Company's interests.

     (k) To  enter  into  any  arrangements  with any  government  or  authority
(supreme,  municipal,  local,  or  otherwise)  that  may seem  conducive  to the attainment of the Company's  objects or any of them, and to obtain from any such government or authority any charters, decrees, rights, privileges or concessions which the Company may think  desirable  and to carry out,  exercise,  and comply with any such charters, decrees, rights, privileges, and concessions.

     (l) To subscribe for, take,  purchase,  or otherwise  acquire,  hold, sell, deal with and dispose  of,  place and  underwrite  shares,  stocks,  debentures, debenture stocks,  bonds,  obligations or securities issued or guaranteed by any other company  constituted or carrying on business in any part of the world, and debentures,  debenture  stocks,  bonds,  obligations  or  securities  issued  or guaranteed by any government or authority, municipal, local or otherwise, in any part of the world.

     (m) To control, manage, finance, subsidise, co-ordinate or otherwise assist any company or companies in which the Company has a direct or indirect financial interest,  to provide  secretarial,  administrative,  technical,  commercial and other services and facilities of all kinds for any such company or companies and to make payments by way of  subvention  or otherwise and any other  arrangements which may seem  desirable  with  respect to any  business  or  operations  of or generally with respect to any such company or companies.

     (n) To promote any other  company for the purpose of acquiring the whole or any part of the business or property or undertaking or any of the liabilities of the  Company,  or of  undertaking  any business or  operations  which may appear likely to assist or benefit the Company or to enhance the value of any  property or  business  of  the  Company,  and to  place  or  guarantee  the  placing  of, underwrite, subscribe for, or otherwise acquire all or any part of the shares or securities of any such company as aforesaid.

     (o) To sell or  otherwise  dispose of the whole or any part of the business
or  property  of  the  Company,   either  together  or  in  portions,  for  such
consideration  as the  Company  may think fit,  and in  particular  for  shares, debentures,  or securities  of any company  purchasing  the same.  (p) To act as agents or brokers  and as  trustees  for any  person,  firm or  company,  and to undertake and perform sub-contracts.

     (q) To remunerate  any person,  firm or company  rendering  services to the
Company  either by cash payment or by the  allotment to him or them of shares or other  securities  of the  Company  credited  as  paid  up in full or in part or otherwise as may be thought expedient.

     (r) To distribute  among the Members of the Company in kind any property of the Company of whatever nature.

     (s) To pay all or any expenses  incurred in connection  with the promotion, formation and incorporation of the Company, or to contract with any person, firm or company to pay the same,  and to pay  commissions  to brokers  and others for underwriting,  placing,  selling, or guaranteeing the subscription of any shares or other securities of the Company.

     (t) To support and  subscribe  to any  charitable  or public  object and to support and subscribe to any institution,  society, or club which may be for the benefit of the Company or its Directors or employees,  or may be connected  with any town or place  where  the  Company  carries  on  business;  to give or award pensions,  annuities,  gratuities,  and  superannuation  or other  allowances or benefits or charitable aid and generally to provide  advantages,  facilities and services for any persons who are or have been  Directors  of, or who are or have been employed by, or who are serving or have served the Company,  or any company which is a subsidiary of the Company or the holding  company of the Company or a fellow  subsidiary of the Company or the predecessors in business of the Company or of any such  subsidiary,  holding  or fellow  subsidiary  company  and to the wives,  widows,  children and other relatives and dependants of such persons; to make payments towards insurance including insurance for any Director, officer or
Auditor  against any  liability as is referred to in Section  310(1) of the Act;
and to set up, establish, support and maintain superannuation and other funds or schemes  (whether  contributory or  non-contributory)  for the benefit of any of such  persons and of their  wives,  widows,  children  and other  relatives  and dependants;  and to set up,  establish,  support and maintain  profit sharing or share purchase schemes for the benefit of any of the employees of the Company or of any such subsidiary,  holding or fellow subsidiary  company and to lend money to any such employees or to trustees on their behalf to enable any such purchase schemes to be established or maintained.

     (u) Subject to and in accordance  with a due compliance with the provisions of Sections 155 to 158  (inclusive) of the Act (if and so far as such provisions shall be  applicable),  to give,  whether  directly or  indirectly,  any kind of financial  assistance (as defined in Section  152(1)(a) of the Act) for any such purpose as is specified in Section 151(1) and/or Section 151(2) of the Act.

     (v) To procure the Company to be  registered  or  recognised in any part of the world.

     (w) To cease  carrying  on or to wind up any  business  or  activity of the
Company,  and to cancel  any  registration  of,  and to wind up or  procure  the dissolution of the Company in any state or territory.

     (x) To do all or any of the things or matters  aforesaid in any part of the world and either as  principals,  agents,  contractors  or otherwise,  and by or through  agents,  brokers,  sub-contractors  or otherwise and either alone or in conjunction with others.

     (y) To do all such other things as may be deemed incidental or conducive to the attainment of the Company's objects or any of them.

     AND so that:-

          (1) None of the  objects  set forth in any  sub-clause  of this Clause shall be  restrictively  construed but the widest  interpretation  shall be given to each such object, and none of such objects shall, except where the context  expressly  so  requires,  be in any way limited or  restricted  by reference  to or  inference  from any other  object or objects set forth in such  sub-clause,  or by reference  to or  inference  from the terms of any other  sub-clause of this Clause,  or by reference to or inference from the name of the Company.

          (2) None of the  sub-clauses  of this  Clause and none of the  objects therein  specified  shall be deemed  subsidiary  or ancillary to any of the objects specified in any other such sub-clause,  and the Company shall have as full a power to exercise each and every one of the objects  specified in each sub-clause of this Clause as though each such sub-clause contained the objects of a separate Company.

          (3) The word "company" in this Clause,  except where used in reference to the Company, shall be deemed to include any partnership or other body of persons,  whether  incorporated or unincorporated  and whether domiciled in the United Kingdom or elsewhere.

          (4) In this Clause the  expression  "the Act" means the  Companies Act
     1985,  but so that any reference in this Clause to any provision of the Act shall be deemed to include a reference  to any  statutory  modification  or re-enactment of that provision for the time being in force.

4.   The liability of the Members is limited.

5.   The  Company's  share  capital  is(pound)1,000  divided  into 1,000  shares of(pound)1 each.

WE, the subscribers to this Memorandum of Association,  wish to be formed into a
Company pursuant to this  Memorandum;  and we agree to take the number of shares shown opposite our respective names.
_____________________________________________________________________________

Names and addresses of Subscribers             Number of shares taken by each
                                               Subscriber
_____________________________________________________________________________

1.      For and on behalf of Instant      -              One
        Companies Limited
        1 Mitchell Lane
        Bristol  BS1 6BU

1.      For and on behalf of              -              One
        Swift Incorporations Limited
        1 Mitchell Lane
        Bristol  BS1 6BU
                                                  _________________

Total shares taken                        -              Two

__________________________________________________________________________

Dated this 1st day of July, 1997

Witness to the above Signatures:-                        Mark Anderson
                                                         1 Mitchell Lane
                                                         Bristol  BS1 6BU

THE COMPANIES ACTS 1985 to 1989

PRIVATE COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION OF

Cinergy Global Power Services Limited

PRELIMINARY

     1.  (a)  The  Regulations  contained  in  Table  A in the  Schedule  to the
Companies  (Tables A to F) Regulations  1985 (SI 1985 No. 805) as amended by the
Companies (Tables A to F) (Amendment)  Regulations 1985 (SI 1985 No. 1052) (such
Table being hereinafter  called "Table A") shall apply to the Company save in so far as they are  excluded  or varied  hereby  and such  Regulations  (save as so excluded  or  varied)  and  the  Articles  hereinafter  contained  shall  be the regulations of the Company.

          (b) In these Articles the expression "the Act" means the Companies Act
     1985,  but so that any reference in these  Articles to any provision of the
     Act shall be deemed to include a reference to any statutory modification or re-enactment of that provision for the time being in force.

ALLOTMENT OF SHARES

     2. (a) Shares which are  comprised  in the  authorised  but unissued  share capital  of the  Company  shall be under the  control of the  Directors  who may
(subject  to Section 80 of the Act and to  paragraph  (c)  below)  allot,  grant options over or otherwise  dispose of the same, to such  persons,  on such terms and in such manner as they think fit.

          (b) In  accordance  with Section  91(1) of the Act Sections  89(1) and
     90(1) to (6) (inclusive) of the Act shall not apply to the Company.

          (c) The Directors are generally and unconditionally authorised for the purposes of Section 80 of the Act, to exercise  any power of the Company to allot and grant rights to subscribe for or convert  securities  into shares of the  Company  up to the  amount of the  authorised  but  unissued  share capital with which the Company is  incorporated at any time or times during the period of five years from the date of  incorporation  and the Directors may,  after that  period,  allot any shares or grant any such rights  under this  authority  in pursuance of an offer or agreement so to do made by the
     Company  within that  period.  The  authority  hereby given may at any time
     (subject to the said Section 80) be renewed,  revoked or varied by Ordinary
     Resolution of the Company in General Meeting.

SHARES

     3. The lien  conferred  by Clause 8 in Table A shall  attach  also to fully paid-up  shares,  and the Company shall also have a first and paramount  lien on all shares,  whether fully paid or not,  standing  registered in the name of any person indebted or under liability to the Company,  whether he shall be the sole registered holder thereof or shall be one of two or more joint holders,  for all moneys presently payable by him or his estate to the Company.  Clause 8 in Table
A shall be modified accordingly.

     4. The  liability  of any  Member in  default in respect of a call shall be increased by the addition at the end of the first sentence of Clause 18 in Table
A of the words "and all expenses  that may have been  incurred by the Company by reason of such non-payment".

GENERAL MEETINGS AND RESOLUTIONS

     5. (a) Every  notice  convening  a General  Meeting  shall  comply with the provisions of Section  372(3) of the Act as to giving  information to Members in
regard  to  their   right  to  appoint   proxies;   and  notices  of  and  other
communications  relating to any General  Meeting which any Member is entitled to receive shall be sent to the Directors and to the Auditors for the time being of the Company.

          (b)  Clause 37 in Table A shall be read and  construed  as if the last sentence were omitted therefrom.

          (c) No business  shall be transacted at any General  Meeting  unless a quorum is present.  Subject to paragraph (d) below two persons  entitled to vote upon the business to be transacted, each being a Member or a proxy for a Member or a duly authorised  representative of a corporation,  shall be a quorum.

          (d) If and for so long as the Company has only one Member, that Member present in person or by proxy or if that Member is a corporation  by a duly authorised representative shall be a quorum.

          (e) If a  quorum  is not  present  within  half an hour  from the time appointed for a General  Meeting the General  Meeting shall stand adjourned to the  same day in the next  week at the  same  time and  place or to such other day and at such other time and place as the Directors may  determine;
     and if at the adjourned General Meeting a quorum is not present within half an hour from the time  appointed  therefor such adjourned  General  Meeting shall be dissolved.

          (f) Clauses 40 and 41 in Table A shall not apply to the Company.

     6.  (a) If and for so long as the  Company  has only  one  Member  and that
Member takes any decision which is required to be taken in General Meeting or by means of a written resolution,  that decision shall be as valid and effectual as if agreed by the Company in General  Meeting save that this paragraph  shall not apply to resolutions passed pursuant to Sections 303 and 391 of the Act.

          (b) Any  decision  taken by a sole Member  pursuant to  paragraph  (a)
     above  shall be recorded  in writing  and  delivered  by that Member to the
     Company for entry in the Company's Minute Book.

     7. Clause 62 in Table A shall be read and construed as if the words "within the United Kingdom" were omitted therefrom.

APPOINTMENT OF DIRECTORS

     8. (a) Clause 64 in Table A shall not apply to the Company.

          (b)  The  maximum  number  and  minimum  number  respectively  of  the
     Directors  may be  determined  from time to time by Ordinary  Resolution in
     General  Meeting  of the  Company.  Subject  to and in  default of any such determination there shall be no maximum number of Directors and the minimum number of  Directors  shall be one.  Whensoever  the minimum  number of the
     Directors  shall be one, a sole Director  shall have  authority to exercise all the powers and  discretions by Table A and by these Articles  expressed to be vested in the Directors generally,  and Clause 89 in Table A shall be modified accordingly.

          (c) The  Directors  shall not be required  to retire by  rotation  and
     Clauses 73 to 80 (inclusive) in Table A shall not apply to the Company.

          (d) No person  shall be  appointed a Director  at any General  Meeting unless either:-

               (i) he is recommended by the Directors; or

               (ii) not less than fourteen nor more than thirty-five  clear days before the date appointed for the General Meeting,  notice signed by a
          Member  qualified to vote at the General Meeting has been given to the
          Company of the  intention  to  propose  that  person for  appointment, together  with notice signed by that person of his  willingness  to be appointed.

          (e)  Subject to  paragraph  (d) above,  the  Company  may by  Ordinary
     Resolution in General  Meeting  appoint any person who is willing to act to be a Director, either to fill a vacancy or as an additional Director.

          (f) The  Directors  may appoint a person who is willing to act to be a
     Director,  either to fill a vacancy or as an additional Director,  provided that the  appointment  does not cause the number of Directors to exceed any number  determined  in accordance  with  paragraph (b) above as the maximum number of Directors and for the time being in force.

          (g) In any case where as the  result of the death of a sole  Member of the  Company  the Company  has no Members  and no  Directors  the  personal representatives  of such deceased  Member shall have the right by notice in writing  to  appoint  a person to be a  Director  of the  Company  and such appointment  shall be as  effective  as if made by the  Company  in General
     Meeting pursuant to paragraph (e) of this Article.

BORROWING POWERS

     9. The Directors may exercise all the powers of the Company to borrow money without  limit as to amount and upon such terms and in such manner as they think fit,  and  subject  (in the case of any  security  convertible  into  shares) to
Section 80 of the Act to grant any  mortgage,  charge or standard  security over its  undertaking,  property and uncalled  capital,  or any part thereof,  and to issue debentures,  debenture stock, and other securities  whether outright or as security for any debt,  liability or  obligation  of the Company or of any third party.

ALTERNATE DIRECTORS

     10. (a) An alternate  Director shall not be entitled as such to receive any remuneration from the Company, save that he may be paid by the Company such part
(if  any)  of the  remuneration  otherwise  payable  to his  appointor  as  such appointor may by notice in writing to the Company from time to time direct,  and the first sentence of Clause 66 in Table A shall be modified accordingly.

          (b) A Director,  or any such other person as is mentioned in Clause 65 in Table A, may act as an  alternate  Director to  represent  more than one
     Director, and an alternate Director shall be entitled at any meeting of the
     Directors  or of any  committee  of the  Directors  to one vote  for  every
     Director  whom he  represents  in  addition  to his own  vote (if any) as a
     Director,  but he shall  count as only one for the  purpose of  determining whether a quorum is present.

          (c)  Clause 66 in Table A shall be read and  construed  as if the last sentence were omitted therefrom.

GRATUITIES AND PENSIONS

     11. (a) The Directors  may exercise the powers of the Company  conferred by
Clause  3(t) of the  Memorandum  of  Association  of the  Company  and  shall be entitled to retain any benefits received by them or any of them by reason of the exercise of any such powers.

          (b) Clause 87 in Table A shall not apply to the Company.

PROCEEDINGS OF DIRECTORS

     12.  (a) Clause 88 in Table A shall be read and  construed  as if the third sentence were omitted therefrom.

          (b) A Director  may vote,  at any meeting of the  Directors  or of any committee of the Directors,  on any resolution,  notwithstanding that it in any way  concerns  or  relates  to a matter  in which he has,  directly  or indirectly,  any kind of interest  whatsoever,  and if he shall vote on any such resolution as aforesaid his vote shall be counted;  and in relation to any such  resolution as aforesaid he shall (whether or not he shall vote on the same) be taken into account in  calculating  the quorum  present at the meeting.

          (c)  Clauses  94 to 97  (inclusive)  in Table A shall not apply to the
     Company.

THE SEAL

     13. (a) If the Company has a seal it shall only be used with the  authority of the Directors or of a committee of Directors. The Directors may determine who shall sign any  instrument to which the seal is affixed and unless  otherwise so determined  it shall be  signed by a  Director  and by the  Secretary  or second
Director.  The  obligation  under Clause 6 in Table A relating to the sealing of share  certificates  shall apply only if the  Company has a seal.  Clause 101 in
Table A shall not apply to the Company.

          (b) The Company may exercise the powers conferred by Section 39 of the
     Act with regard to having an official seal for use abroad,  and such powers shall be vested in the Directors.

NOTICES

     14. (a) A notice may be given by the Company to any Member or other persons entitled to a share in  consequence  of the death or  bankruptcy  of a Member by post or by telegraphic or telex or facsimile communication.  Clauses 112 and 116 in Table A shall be modified accordingly.

          (b) Clause 112 in Table A shall be read and  construed  as if the last sentence were omitted therefrom.

          (c) A  notice  given  by post  shall  be  deemed  to be  given  at the expiration  of 96 hours after the envelope  containing  it was posted and a notice given by  telegraphic or telex or facsimile  communication  shall be deemed to be given at the  expiration  of 24 hours  after  despatch  of the communication. Clause 115 in Table A shall be modified accordingly.

          (d) Clause 116 in Table A shall be read and  construed as if the words
     "within the United Kingdom" were omitted therefrom.

INDEMNITY

     15. (a) Every  Director or other officer or Auditor of the Company shall be indemnified  out of the assets of the Company  against all losses or liabilities which he may  sustain  or incur in or about the  execution  of the duties of his office or otherwise in relation thereto, including any liability incurred by him in defending any proceedings,  whether civil or criminal,  or in connection with any  application  under Section 144 or Section 727 of the Act in which relief is granted to him by the Court,  and no Director or other  officer  shall be liable for any loss,  damage or  misfortune  which may happen to or be  incurred by the
Company in the execution of the duties of his office or in relation thereto. But this Article shall only have effect in so far as its  provisions are not avoided by Section 310 of the Act.

          (b) The  Directors  shall have power to purchase  and maintain for any
     Director,  officer or Auditor of the  Company  insurance  against  any such liability as is referred to in Section 310(1) of the Act.

          (c) Clause 118 in Table A shall not apply to the Company.

TRANSFER OF SHARES

     16. The Directors may, in their absolute  discretion and without  assigning any reason therefor, decline to register the transfer of a share, whether or not it is a fully paid share,  and the first  sentence of Clause 24 in Table A shall not apply to the Company.

_________________________________________________________________________

       Names and addresses of Subscribers
_________________________________________________________________________

1.         For and on behalf of Instant
           Companies Limited
           1 Mitchell Lane
           Bristol  BS1 6BU

2.         For and on behalf of
           Swift Incorporations Limited
           1 Mitchell Lane
           Bristol  BS1 6BU

__________________________________________________________________________

Dated this 1st day of July, 1997

Witness to the above Signatures:-      Mark Anderson
                                       1 Mitchell Lane
                                       Bristol  BS1 6BU